UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2005

AVIGEN, INC.
 (Exact name of registrant as specified in charter)

Delaware	000-28272	13-3647113
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California  94502
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (510) 748-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

          On August 5, 2005, Avigen, Inc. issued a press release announcing its second quarter of 2005 financial results.  A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

          The information in this Section 2.02 and in the press release attached as Exhibit 99.1 to this current report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Section 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Avigen, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

          On August 1, 2005, Avigen, Inc. reduced its staff in connection with a previously announced commitment to reduce costs associated with its AAV-based gene therapy technologies.

          In connection with this reduction in staff, the Company eliminated approximately 17 positions involved in research and development related to AAV-based gene therapy programs, which reduced its total staff to approximately 40 employees.  The Company estimates that it will incur one-time personnel-related restructuring costs of approximately $650,000, which are expected to be paid in cash, primarily in the third quarter ending September 30, 2005.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 5, 2005, announcing Avigen’s second quarter of 2005 financial results.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AVIGEN, INC.

Dated: August 5, 2005	By:	/s/ THOMAS J. PAULSON

Thomas J. Paulson
Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated August 5, 2005, announcing Avigen’s second quarter of 2005 financial results.